EXECUTION VERSION

Exhibit 10.7

September 21, 2015

ROI Acquisition Corp. II
601 Lexington Ave., 51st Floor
New York, NY 10022

Re: Underwriting Agreement

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of September 16, 2013, by and among ROI Acquisition Corp. II, a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative (the “Representative”) of the several underwriters named on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The Underwriting Agreement is hereby amended by this letter agreement (the “Amendment”), effective as of the date first listed above, as follows:

1.	The following quoted language “by twenty-one (21) months from the date of the consummation of the Offering (or twenty-four (24) months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within twenty-one (21) months from the closing of the Offering but has not completed the Business Combination within such 21-month period)” and “within twenty-one (21) months from the closing of the Offering (or twenty-four (24) months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within twenty-one (21) months from the closing of the Offering but has not completed the Business Combination within such 21-month period)” in Section 5(ff) of the Underwriting Agreement are both hereby replaced with “by October 26, 2015.”

2.	The following quoted language “within twenty-one (21) months from the date of the consummation of the Offering (or twenty-four (24) months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within twenty-one (21) months from the closing of the Offering but has not completed the Business Combination within such 21-month period)” in Section 5(hh) of the Underwriting Agreement is hereby replaced with “by October 26, 2015.”

Except as expressly modified herein, all of the terms of the Underwriting Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Amendment.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Letter Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Underwriting Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Letter Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, kindly indicate your acceptance in the space provided for that purpose below, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ROI ACQUISITION CORP. II

By:	/s/ Thomas J. Baldwin
Name: Thomas J. Baldwin
Title: Chairman and Chief Executive Officer

The foregoing Amendment

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several

Underwriters listed on Schedule I
to the Underwriting Agreement

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ed Sunoo
Name: Ed Sunoo
Title: Managing Director

By:	Mahesh Srinivasan
Name: Mahesh Srinivasan
Title: Director